Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2008, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of HCC Insurance Holdings, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 8, 2008